CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this **"Agreement"**) is entered into as of September 1, 2019, (the "**Effective Date**"), by and between CW Petroleum Corp, a Texas Corporation ("**CWP**") and Greg Roda with an address of 125 Breckenridge Trail Broomfield, CO, 80020 (**"Consultant"**).

Recitals

A. CWP is a company based in the United States that is developing products and services in the biofuels industry.

B. CWP desires to obtain the professional services of Consultant in furthering CWP's business interests, and Consultant desires to work with CWP in furtherance of same.

Agreement

NOW, THEREFORE, in consideration of the forgoing Recitals, which are incorporated herein by this reference, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CWP and Consultant hereby agree as follows:

1. **Scope of Agreement.** Consultant shall provide for the benefit of CWP certain services (**"Services"**), as set forth in Exhibit A annexed hereto, as directed by CWP. The Services shall be performed in accordance with the highest professional standards. The Services may result in the deliverables as set forth in Exhibit A (the "Deliverables").

2. **Payment.** Payment to Consultant for the Services shall be in accordance with the terms set forth in Exhibit A. Consultant may also invoice CWP for reasonable and necessary out-of-pocket expenses incurred in the performance of the Services, provided that CWP has previously been given a reasonable estimate of such expenses and has given Consultant its written approval, at its sole discretion, to incur them. Upon the request of CWP, Consultant shall provide supporting documentation for all reimbursable expenses. In the event that there are any Services performed or approved reimbursable expenses in a given month, Consultant shall submit an invoice setting forth in detail any charges and reimbursable expenses for that month. CWP shall pay the amount of each invoice within thirty (30) days of its receipt and approval thereof. Any preprinted terms appearing in any Purchase Order, any acknowledgment or acceptance of a Purchase Order, or any invoice, that differ from, are inconsistent with, or are in addition to the terms of this Agreement, shall be void.

3. **Independent Contractor.** Consultant is an independent contractor and is not a partner, joint venturer, employee or agent of CWP. Neither CWP nor Consultant has the power or authority to bind the other, contractually or otherwise, and this Agreement shall not be interpreted or construed to impose any liability attributable to such a relationship upon either party.

4. **Access to CWP Information and Personnel.**

   4.1 Information. CWP will provide those materials necessary for Consultant to understand CWP's technology and applications. This information will be treated as confidential as described in Section 5 below.

4.2 Personnel. CWP will designate a point of contact for Consultant. This person will serve as a liaison between Consultant and CWP. It is anticipated that this person will be reasonably available to Consultant for questions and clarifications on project.

5. Confidentiality.

5.1 Obligations. In the course of performing the Services, the parties recognize that Consultant may come in contact with or become familiar with information, which the CWP or its subsidiaries or affiliates may consider confidential ("**Confidential Information**"). Consultant agrees to keep confidential all written information designated in writing as confidential and not to discuss or divulge it to anyone other than appropriate CWP personnel or their designees, without the express written permission of CWP. Without limiting the foregoing, Consultant shall be permitted to disclose Confidential Information to third parties who have an absolute need to know such Confidential Information in order to fulfill Consultant's contractual obligations to CWP. As used herein, "Confidential Information" shall mean, without limitation any writing designated as confidential containing any: (i) idea, proposal, plan, information, procedure, technique, formula, technology or method of operation, and any writing containing intellectual property owned or licensed by CWP (including trade secrets, know-how, processes, and other technical or business information), or any proposed change thereto, Consultant shall use its best efforts to assist CWP in preventing any unauthorized use or disclosure of any Confidential Information. As between CWP and Consultant, Confidential Information is and shall remain the sole property of CWP. Consultant shall not gain any interest or rights in or to the Confidential Information by virtue of its being disclosed to Consultant for the limited purposes contemplated under this Agreement.

5.2 Exclusions. Notwithstanding the obligations set forth in Section 5.1 hereof, the confidentiality obligations shall not extend to information that: (i) is, as of the time of its disclosure, or thereafter becomes, available to the public through a source other than Consultant or another entity having a confidentiality obligation; (ii) was rightfully known to Consultant as of the time of its disclosure; or (iii) is required to be disclosed pursuant to a subpoena, court order, or government authority, whereupon Consultant shall provide prompt written notice to CWP prior to such disclosure, so that CWP may seek a protective order or other appropriate remedy. No term in Section 5.1 or elsewhere in this Agreement shall be construed or operate to prevent Consultant from operating its business or from soliciting and competing in the industry in which CWP operates.

5.3 Return of Confidential Information. Upon expiration or termination of this Agreement, or at such earlier time as CWP may request, Consultant shall promptly, at CWP's option, either return or destroy all (or, if CWP so requests, any part) of the Confidential Information in Consultant's possession or control, and all copies thereof, and Consultant shall certify in writing as to its compliance with the foregoing.

6. Ownership of Work Product.

6.1 Ownership. The parties acknowledge and agree that as between the parties, CWP shall own all Deliverables.

8. **No Publicity**. Consultant shall not use CWP's name or logos in marketing materials, advertising or otherwise, without CWP's prior written consent in each instance.

9. **General**.

9.1 Notice. Any notice required to be given under this Agreement shall be deemed to have been duly given after receipt by the other party, if in writing and delivered: (i) by certified or registered mail, return receipt requested; (ii) by commercial overnight mail service; or (iii) by personal delivery, to the address first set forth above, or to any subsequent address designated by either party, on notice to the other party pursuant hereto, for the purpose of receiving notices pursuant to this Agreement.

9.2 Assignment; Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives, as the case may be. CWP may assign this Agreement to a subsidiary or related entity by giving notice to Consultant. Consultant may not assign this Agreement or subcontract any of its duties or obligations under this Agreement without CWP's prior, written consent.

9.3 Severability. If any provision, section or subsection of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement, including any other provisions, section or subsection.

9.4 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.5 Waiver. No waiver or forbearance by either party hereto of any rights under this Agreement in any particular instance shall act to preclude such party from exercising those rights in any other instance.

9.6 Governing Law; Venue. This Agreement shall be governed by the laws of the Colorado without regard to any conflict of law principle that might otherwise permit the application of the law of some other jurisdiction. The sole jurisdiction and venue for any litigation arising out of this Agreement shall be an appropriate federal or state court in Houston, Texas, and the parties irrevocably consent to the personal jurisdiction of such courts.

9.7 Entire Agreement. This Agreement and any Exhibits constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended except in a writing signed by a duly authorized representative of each of the respective parties. In the event of a contradiction between this Agreement and any Exhibits, this Agreement shall control.

9.8 Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which when taken together shall constitute one and same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CW PETROLEUM CORP	**Greg Roda**
By: ______________	By: ______________
(Signature)	(Signature)
Name: Christopher Williams	Name: Greg Roda
Title: President	Title: Consultant

CW PETROLEUM CORP. CORPORATE SEAL 2005 TEXAS

EXHIBIT A

SERVICES AND PAYMENT

Consultant shall perform consulting services as requested by CWP, including, but not limited to:

- Assist CWP and CWP customers in establishing supply chains for blending of isobutanol including rail car location, selection of pump and metering equipment, storage of and access to base gasoline.

Consultant shall be compensated as follows:

- $125 per hour.
- CWP to pay for all reasonable travel expenses subject to prior approval.
- Bonus, Company Stock